UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 4, 2014

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2014, the Board of Directors of the Callaway Golf Company (the “Company”), approved a Certificate of Elimination of the 7.50% Series B Cumulative Perpetual Convertible Preferred Stock (the “Series B Preferred Stock”). The Certificate of Elimination (i) eliminated the previous designation of up to 1,400,000 of the Company’s preferred shares as Series B Preferred Stock, none of which were outstanding at the time of approval, and which previously resumed their status as authorized but unissued shares of preferred stock of the Company and (ii) eliminated from the Certificate of Incorporation of the Company all references to the Series B Preferred Stock. The Certificate of Elimination was filed with the Secretary of State of Delaware and became effective on November 5, 2014. The Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit 3.1	Certificate of Elimination of the 7.50% Series B Cumulative Perpetual Convertible Preferred stock of Callaway Golf Company, dated November 5, 2014 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: November 7, 2014	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch

	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

3.1	Certificate of Elimination of the 7.50% Series B Cumulative Perpetual Convertible Preferred stock of Callaway Golf Company, dated November 5, 2014 (filed herewith).